UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2025
Date of Report (Date of earliest event reported)

Healthpeak Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Syracuse Street, Suite 500
Denver, CO 80237
(Address of principal executive offices) (Zip Code)

(720) 428-5050
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	DOC	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Stock Purchase Plan

On January 30, 2025, the Board of Directors (the “Board”) of Healthpeak Properties, Inc. (the “Company”) adopted the Healthpeak Properties, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval, which was obtained at the 2025 annual meeting of stockholders held on April 24, 2025 (the “Annual Meeting”), as described below. The purpose of the ESPP is to give eligible employees of the Company and those subsidiaries designated by the Compensation and Human Capital Committee of the Board (or such other committee designated by the Board) an opportunity to acquire an ownership interest in the Company by providing eligible employees the opportunity to purchase shares of the Company’s common stock at a slight discount using payroll deductions. The ESPP is designed to facilitate the accumulation of shares of common stock by eligible employees, thereby aligning the economic interests of such employees with the economic interests of Company stockholders. The ESPP is not intended to qualify as an employee stock purchase plan under Internal Revenue Code Section 423. It has an effective date of April 24, 2025.

The material terms of the ESPP are described in “Proposal 3: Approval of the Healthpeak Properties, Inc. Employee Stock Purchase Plan” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 12, 2025 (the “Proxy Statement”), which description is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K. The descriptions of the ESPP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the ESPP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present, in person or by proxy, 626,643,990 shares of the Company’s common stock, which represented approximately 89.7% of the shares entitled to vote and constituted a quorum. Set forth below are the voting results for the four proposals considered and voted upon at the Annual Meeting. Each proposal and the voting standard for that proposal were described in the Proxy Statement.

Proposal 1. All of the nominees listed below were elected to the Board, each having received the affirmative vote of a majority of the votes cast.

	For	Against	Abstain	Broker Non-Votes	% of Votes Cast Supporting
Scott M. Brinker	587,127,252	1,667,744	688,382	37,160,612	99.7%
Katherine M. Sandstrom	552,982,316	35,767,822	733,240	37,160,612	93.9%
John T. Thomas	586,861,077	1,907,670	714,631	37,160,612	99.7%
Brian G. Cartwright	568,178,954	20,588,735	715,689	37,160,612	96.5%
James B. Connor	586,848,791	1,912,422	722,165	37,160,612	99.7%
R. Kent Griffin, Jr.	586,066,530	2,692,062	724,786	37,160,612	99.5%
Pamela J. Kessler	587,466,213	1,332,183	684,982	37,160,612	99.8%
Sara G. Lewis	570,369,591	17,214,843	1,898,944	37,160,612	97.1%
Ava E. Lias-Booker	580,393,882	7,163,826	1,925,670	37,160,612	98.8%
Tommy G. Thompson	586,484,885	2,266,059	732,434	37,160,612	99.6%
Richard A. Weiss	587,032,727	1,730,751	719,900	37,160,612	99.7%

Proposal 2. The advisory vote to approve 2024 executive compensation was approved.

For	Against	Abstain	Broker Non-Votes	% of Votes Cast Supporting
548,245,667	40,110,650	1,127,061	37,160,612	93.2%

Proposal 3. The ESPP was approved.

For	Against	Abstain	Broker Non-Votes	% of Votes Cast Supporting
579,178,252	9,453,815	851,311	37,160,612	98.4%

Proposal 4. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was approved.

For	Against	Abstain	Broker Non-Votes	% of Votes Cast Supporting
607,678,810	18,298,304	666,876	N/A	97.1%

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are being furnished herewith:

No.	Description

10.1	Healthpeak Properties, Inc. Employee Stock Purchase Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2025
Healthpeak Properties, Inc.

	By:	/s/ Tracy A. Porter
Tracy A. Porter
Executive Vice President and General Counsel